EXHIBIT 10.1

Modification Agreement For Zoom Employee’s Severance Agreement

Zoom Technologies, Inc., Zoom Telephonics, Inc. (together, “Zoom”) and the undersigned employee hereby agree that no Zoom Technologies option granted from January 1, 2009 to December 31, 2009 is or will be subject to accelerated vesting notwithstanding the provisions of any prior agreement entered into between Zoom and the undersigned employee.  This agreement applies to any options issued in 2009, no matter whether they’ve been issued prior to the date of this agreement or not.  In no event will accelerated vesting occur for such options.

Agreed:

Frank Manning, Zoom’s CEO & President
Employee Name (print)

Signature	Signature

Date	Date